EXHIBIT 23.2
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement, of our report dated March 27, 2002 relating to the balance sheet of SB Merger Corp. (a development stage enterprise) as of December 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the accompanying prospectus.



                                                  /s/ FELDMAN SHERB & CO., P.C.
                                                  FELDMAN SHERB & CO., P.C.
                                                  Certified Public Accountants



April 15, 2002
New York, New York